UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 2

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2005

SPECIALIZED HEALTH PRODUCTS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-26694	93-0945003
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

585 West 500 South Bountiful, Utah		84010
(Address of principal executive offices)		( (Zip Code)

Registrant’s telephone number, including area code (801) 298-3360

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 7, 2005, Specialized Health Products International, Inc. (the “Company”) filed a current report on Form 8-K (the “Original 8-K”) announcing that it had entered into a non-exclusive License Agreement (the “License Agreement”) relating to peripheral safety IV catheter devices. In connection with the Original 8-K, the Company sought confidential treatment for certain portions of the License Agreement. The Company filed a redacted License Agreement with the Original 8-K. This amendment is filed in order to refile the License Agreement in connection with a pending amended and restated application for confidential treatment. The redactions to the License Agreement have been amended in accordance with the amended and restated application for confidential treatment filed separately by the Company with the Securities and Exchange Commission and concurrently with this amended current report. The Company entered into the License Agreement with Tyco Healthcare Group LP.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.
Number	Description
10.1

License Agreement, dated December 5, 2005 (certain portions of the agreement were omitted from the exhibit pursuant to a request for confidential treatment and the confidential portions so omitted have been filed separately with the Commission).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECIALIZED HEALTH PRODUCTS INTERNATIONAL, INC.
Date: March 28, 2007
By: /s/ Jeffrey M. Soinski Jeffrey M. Soinski President, Chief Executive Officer, Director

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